UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2018, Inland Residential Properties Trust, Inc. (the “Company”), through IRESI Montgomery Mitylene, L.L.C., an indirect wholly owned subsidiary of the Company (the “Mitylene Subsidiary”), entered into an agreement with B & M Development Company, L.L.C., an unaffiliated third party (the “Buyer”) to sell the property located at 8850 Crosswind Drive, Montgomery, Alabama, commonly known as “Verandas at Mitylene” (the “Property”) to the Buyer for approximately $40.5 million minus the principal amount outstanding on an approximately $21.9 million mortgage loan to be assumed by the Buyer, closing costs, commissions, and certain prorations and adjustments (the “Agreement”). The Company originally purchased the Property on July 27, 2017 for a purchase price of approximately $36.6 million, plus closing costs. Sale of the Property is subject to conditions contained in the Agreement.

The Agreement contains customary representations and warranties, which survive the closing of the sale for a period of six months. Pursuant to the Agreement, the Mitylene Subsidiary’s aggregate liability to the Buyer for any claim in connection with the Agreement or the Property, including without limitation any claim for breach of any representation or warranty of the Mitylene Subsidiary, is limited to no more than $500,000.

The Agreement requires the Buyer to fund $500,000 in earnest money deposits into escrow, with the first deposit of $250,000 initially due December 26, 2018, now extended to January 2, 2019, and the second deposit of $250,000 due on January 21, 2019. Upon the expiration of the due diligence period, which lapses on January 20, 2019, the money in escrow will become non-refundable unless the Mitylene Subsidiary defaults by failing to close or comply with or perform any of its covenants or obligations under the Agreement, or breaches any of its representations or warranties in the Agreement. If the Mitylene Subsidiary defaults on these obligations, in addition to the monies in escrow, the Buyer may also seek reimbursement of an amount up to $40,000 for certain third party out of pocket expenses incurred by the Buyer in connection with the Agreement or its investigating the Property.

The Property secures a mortgage loan of approximately $21.9 million. The mortgage loan bears interest at a fixed rate equal to 3.88% per annum and has a maturity date of August 1, 2027. The Buyer must make commercially reasonable efforts to assume all of the Mitylene Subsidiary’s obligations and liabilities under the mortgage loan and must obtain approval from the lender for the assumption, among other requirements specified in the Agreement (collectively, “Loan Assumption Approval”) within 60 days following submission to the lender of the Buyer’s application to assume the mortgage loan. The Buyer may obtain two possible extensions of up to 30 days each, if certain conditions set forth in the Agreement are met. If the Buyer does not receive Loan Assumption Approval by the end of the 60-day application period, or either or both of the extension periods (as applicable), either party may terminate the Agreement, in which case the Buyer will be entitled to return of the earnest money, and if terminated by the Mitylene Subsidiary, reimbursement from the Mitylene Subsidiary of an amount up to $40,000 for certain third party out of pocket expenses incurred by the Buyer in connection with the Agreement or its investigating the Property. The Buyer is also responsible for paying a loan assumption fee to the lender in the amount of $219,300, in addition to all other costs related to the loan assumption. Other than assumption of the loan, the Agreement does not require the Buyer to obtain additional financing in connection with its purchase of the Property.

The Agreement provides that the closing of the sale will occur 15 days after the Buyer receives Loan Assumption Approval, subject to the closing conditions set forth in the Agreement being satisfied. Although the Company believes that the sale of the Property is probable, there can be no assurance that the Buyer will obtain Loan Assumption Approval or that the sale of the Property will be consummated.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to a future filing by the Company with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the sale of the Property, the funding of earnest money deposits into escrow, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in the Company’s most recent Form 10-K and subsequent Form 10-Qs on file with the SEC.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	December 28, 2018	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer